EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2021 Third Quarter Financial Results
Quarterly Operating Revenues of $431.5 million, up 34%
Quarterly Net Income of $34.2 million
Quarterly Diluted EPS of $1.67 per share, ROE of 15.5%

New York, NY – August 9, 2021 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a diversified global brokerage and financial services firm providing execution, risk management and advisory services, market intelligence and clearing services across multiple asset classes and markets around the world, today announced its financial results for the fiscal year 2021 third quarter ended June 30, 2021.
Sean M. O’Connor, CEO of StoneX Group Inc., stated, “We continued to deliver strong financial results in our fiscal third quarter with a 34% increase in operating revenues and an ROE in excess of our 15% target. I am especially pleased that our year-to-date earnings are up 18% versus last year's exceptional results which were buoyed by the extreme market volatility resulting from the onset of the COVID-19 pandemic in early 2020. The continued growth in our trading volumes across nearly all of our platforms, as well as the increase in our client equity, which now stands at nearly $6 billion, reflect the expansion of our customer footprint and their deeper engagement with StoneX."

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Quarterly Report on Form 10-Q to be filed with the SEC. The Quarterly Report on Form 10-Q will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended June 30,			Nine Months Ended June 30,
(Unaudited) (in millions, except share and per share amounts)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$9,785.9	$7,944.5	23%	$29,473.7	$38,939.4	(24)%
Principal gains, net	232.1	161.0	44%	700.7	442.0	59%
Commission and clearing fees	124.0	96.1	29%	373.2	299.9	24%
Consulting, management, and account fees	22.3	19.4	15%	67.4	63.3	6%
Interest income	27.8	22.4	24%	72.4	110.1	(34)%
Total revenues	10,192.1	8,243.4	24%	30,687.4	39,854.7	(23)%
Cost of sales of physical commodities	9,760.6	7,920.8	23%	29,404.4	38,888.5	(24)%
Operating revenues	431.5	322.6	34%	1,283.0	966.2	33%
Transaction-based clearing expenses	67.1	55.3	21%	207.3	165.4	25%
Introducing broker commissions	41.8	24.0	74%	120.8	79.8	51%
Interest expense	14.5	11.5	26%	35.5	70.4	(50)%
Interest expense on corporate funding	10.1	3.9	159%	31.1	8.8	253%
Net operating revenues	298.0	227.9	31%	888.3	641.8	38%
Compensation and other expenses:
Variable compensation and benefits	102.4	78.5	30%	292.7	215.7	36%
Fixed compensation and benefits	74.9	54.0	39%	223.2	157.5	42%
Trading systems and market information	14.4	11.8	22%	42.9	33.4	28%
Professional fees	9.5	6.1	56%	27.8	16.8	65%
Non-trading technology and support	11.3	6.9	64%	32.8	18.8	74%
Occupancy and equipment rental	9.7	5.4	80%	25.8	15.3	69%
Selling and marketing	8.1	0.5	1,520%	23.4	6.1	284%
Travel and business development	1.3	0.7	86%	2.8	8.4	(67)%
Communications	2.3	1.7	35%	7.0	4.8	46%
Depreciation and amortization	9.7	4.4	120%	26.7	12.5	114%
Bad debts	1.3	1.8	(28)%	3.7	6.2	(40)%
Other	10.7	7.1	51%	33.9	19.6	73%
Total compensation and other expenses	255.6	178.9	43%	742.7	515.1	44%
Gain on acquisitions and other gains	3.6	—	n/m	3.6	0.1	n/m
Income before tax	46.0	49.0	(6)%	149.2	126.8	18%
Income tax expense	11.8	12.4	(5)%	40.2	34.6	16%
Net income	$34.2	$36.6	(7)%	$109.0	$92.2	18%
Earnings per share:
Basic	$1.72	$1.90	(9)%	$5.53	$4.78	16%
Diluted	$1.67	$1.87	(11)%	$5.38	$4.71	14%
Weighted-average number of common shares outstanding:
Basic	19,255,452	18,807,104	2%	19,102,244	18,809,823	2%
Diluted	19,855,226	19,103,166	4%	19,669,397	19,122,681	3%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Segment operating revenues represented by:
Commercial	$152.2	$104.3	46%	$402.1	$323.7	24%
Institutional	173.0	169.8	2%	530.1	487.9	9%
Retail	77.7	22.1	252%	261.6	71.5	266%
Global Payments	35.0	27.4	28%	102.9	88.2	17%
Corporate Unallocated	(2.0)	2.3	(187)%	(1.3)	11.5	(111)%
Eliminations	(4.4)	(3.3)	33%	(12.4)	(16.6)	(25)%
Operating revenues	$431.5	$322.6	34%	$1,283.0	$966.2	33%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Segment income represented by:
Commercial	$60.4	$37.2	62%	$148.1	$107.6	38%
Institutional	46.5	53.8	(14)%	143.3	130.5	10%
Retail	6.0	3.8	58%	55.9	13.7	308%
Global Payments	20.3	15.9	28%	60.1	52.0	16%
Total segment income	$133.2	$110.7	20%	$407.4	$303.8	34%
Reconciliation of segment income to income before tax:
Segment income	$133.2	$110.7	20%	$407.4	$303.8	34%
Net costs not allocated to operating segments	(90.8)	(61.7)	47%	(261.8)	(177.1)	48%
Gain on acquisitions and other gains	3.6	—	n/m	3.6	0.1	n/m
Income before tax	$46.0	$49.0	(6)%	$149.2	$126.8	18%
Key Operating Metrics
The tables below present a disaggregation of consolidated operating revenues and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended June 30,			Nine Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Operating Revenues (in millions):
Listed derivatives	$101.8	$75.6	35%	$297.9	$245.9	21%
OTC derivatives	49.7	21.4	132%	109.0	88.6	23%
Securities	137.1	136.2	1%	421.5	357.5	18%
FX / Contract For Difference (“CFD”) contracts	51.8	4.8	979%	186.3	18.3	918%
Global payments	34.1	26.8	27%	100.5	86.2	17%
Physical contracts	37.2	39.3	(5)%	110.5	83.2	33%
Interest / fees earned on client balances	7.0	4.6	52%	18.1	37.9	(52)%
Other	19.2	14.9	29%	52.9	53.7	(1)%
Corporate Unallocated	(2.0)	2.3	(187)%	(1.3)	11.5	(111)%
Eliminations	(4.4)	(3.3)	33%	(12.4)	(16.6)	(25)%
	$431.5	$322.6	34%	$1,283.0	$966.2	33%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	35,756	37,627	(5)%	110,097	119,299	(8)%
Listed derivatives, average rate per contract (1)	$2.75	$1.89	46%	$2.59	$1.91	36%
Average client equity - listed derivatives (millions)	$3,967	$3,027	31%	$3,735	$2,576	45%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	771	540	43%	1,889	1,638	15%
OTC derivatives, average rate per contract	$64.17	$39.23	64%	$57.27	$53.62	7%
Securities average daily volume (“ADV”) (millions)	$2,901	$1,765	64%	$2,687	$1,746	54%
Securities rate per million (“RPM”) (2)	$603	$1,040	(42)%	$681	$883	(23)%
Average money market / FDIC sweep client balances (millions)	$1,611	$1,261	28%	$1,431	$1,066	34%
FX / CFD contracts ADV (millions) (3)	$9,650	$897	976%	$10,490	$1,354	675%
FX / CFD contracts RPM	$83	$84	(1)%	$93	$73	27%
Global Payments ADV (millions)	$55	$40	38%	$53	$46	15%
Global Payments RPM	$9,786	$10,650	(8)%	$10,041	$9,957	1%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.
(3)	The ADV for the three and nine months ended June 30, 2021 includes the ADV of Gain Capital Holdings, Inc. (“Gain”), which was acquired effective August 1, 2020. FX/CFD Contracts ADV from Gain is included in our Retail segment and our pre-existing FX activities are included in our Institutional segment.

Operating Revenues
Operating revenues increased $108.9 million, or 34%, to $431.5 million in the three months ended June 30, 2021 compared to $322.6 million in the three months ended June 30, 2020. The table above displays operating revenues disaggregated across the key products we provide to our clients.
Operating revenues derived from listed derivatives increased $26.2 million, or 35%, to $101.8 million in the three months ended June 30, 2021 compared to $75.6 in the three months ended June 30, 2020. This growth was primarily driven by a 46% increase in the average rate per contract, principally due to an increase in volume from commercial customers, which was partially offset by an overall 5% decline in listed derivative contract volumes.
Operating revenues derived from OTC transactions increased $28.3 million, or 132%, to $49.7 million in the three months ended June 30, 2021 compared to $21.4 million in the three months ended June 30, 2020. This was the result of growth in OTC contract volumes and the average rate per contract of 43% and 64%, respectively in the three months ended June 30, 2021. This growth was principally driven by increased volatility in both grain and energy markets.
Operating revenue derived from securities transactions increased $0.9 million, or 1%, to $137.1 million in the three months ended June 30, 2021 compared to $136.2 million in the three months ended June 30, 2020. This growth was principally due to a 64% increase in ADV, which was partially offset by a 42% decline in the RPM as the prior year period benefited from wider spreads due to volatility driven by the onset of the COVID-19 pandemic.
Operating revenues derived from FX/CFD contracts increased $47.0 million, or 979% to $51.8 million in the three months ended June 30, 2021 compared to $4.8 million in the three months ended June 30, 2020, as a result of an incremental $48.1 million in FX/CFD contracts operating revenues in our Retail segment resulting from the acquisition of Gain which was partially offset by lower FX operating revenues in our Institutional FX prime brokerage business.
Operating revenues from global payments increased $7.3 million, or 27%, to $34.1 million in the three months ended June 30, 2021 compared to $26.8 million in the three months ended June 30, 2020, principally driven by a 38% increase in ADV.
Operating revenues derived from physical contracts declined $2.1 million, or 5%, to $37.2 million in the three months ended June 30, 2021 compared to $39.3 million in the three months ended June 30, 2020. This decline was principally due to a decline in precious metals operating revenues, which was partially offset by an increase in agricultural and energy commodity revenues. The three months ended June 30, 2021 and 2020 include unrealized losses on derivative positions held against physical inventories carried at the lower of cost or net realizable value of $2.1 million and $2.5 million, respectively.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivative, correspondent clearing, and independent wealth management product offerings, increased $2.4 million, or 52%, to $7.0 million in the three months ended June 30, 2021 compared to $4.6 million in the three months ended June 30, 2020. This was principally driven by an increase in average client equity and average FDIC sweep client balances of 31% and 28%, respectively.
Gain on Acquisitions and Other Gains
The results of the three months ended June 30, 2021 include a gain of $3.3 million related to the acquisition of Gain in the fourth quarter of fiscal 2020, due to an adjustment to the final liabilities assumed, resulting in an adjustment from the initially determined values as of August 1, 2020. We also recognized a net gain on the disposal of fixed assets in the three months ended June 30, 2021.

Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended June 30,				Nine Months Ended June 30,
(in millions)	2021	% of Total	2020	% of Total	2021	% of Total	2020	% of Total
Variable compensation and benefits	$102.4	28%	$78.5	30%	$292.7	27%	$215.7	29%
Transaction-based clearing expenses	67.1	19%	55.3	22%	207.3	20%	165.4	22%
Introducing broker commissions	41.8	11%	24.0	9%	120.8	11%	79.8	10%
Total variable expenses	211.3	58%	157.8	61%	620.8	58%	460.9	61%
Fixed compensation and benefits	74.9	21%	54.0	21%	223.2	21%	157.5	20%
Other fixed expenses	77.0	21%	44.6	17%	223.1	21%	135.7	18%
Bad debts	1.3	—%	1.8	1%	3.7	—%	6.2	1%
Total non-variable expenses	153.2	42%	100.4	39%	450.0	42%	299.4	39%
Total non-interest expenses	$364.5	100%	$258.2	100%	$1,070.8	100%	$760.3	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative, and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.

Segment Results
During the three months ended September 30, 2020, we modified the operating segments we use to evaluate our performance. Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail, and Global Payments. All segment information shown below has been revised to reflect the operating segment reorganization retroactive to October 1, 2019.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.
Commercial

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$9,315.9	$7,884.5	18%	$28,479.4	$38,730.1	(26)%
Principal gains, net	75.6	42.7	77%	187.0	142.6	31%
Commission and clearing fees	47.8	33.1	44%	136.2	104.3	31%
Consulting, management and account fees	4.8	4.6	4%	14.8	14.3	3%
Interest income	5.2	3.2	63%	13.8	20.5	(33)%
Total revenues	9,449.3	7,968.1	19%	28,831.2	39,011.8	(26)%
Cost of sales of physical commodities	9,297.1	7,863.8	18%	28,429.1	38,688.1	(27)%
Operating revenues	152.2	104.3	46%	402.1	323.7	24%
Transaction-based clearing expenses	13.1	10.0	31%	40.3	30.7	31%
Introducing broker commissions	10.7	5.0	114%	26.2	17.7	48%
Interest expense	3.4	2.7	26%	9.8	10.7	(8)%
Net operating revenues	125.0	86.6	44%	325.8	264.6	23%
Variable direct compensation and benefits	38.1	27.4	39%	100.3	83.5	20%
Net contribution	86.9	59.2	47%	225.5	181.1	25%
Fixed compensation and benefits	12.6	12.3	2%	37.3	36.2	3%
Other fixed expenses	12.7	10.3	23%	37.5	33.8	11%
Bad debts	1.2	(0.6)	n/m	2.6	3.5	(26)%
Non-variable direct expenses	26.5	22.0	20%	77.4	73.5	5%
Segment income	$60.4	$37.2	62%	$148.1	$107.6	38%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Listed derivatives	$60.6	$40.2	51%	$169.8	$133.7	27%
OTC derivatives	49.7	21.3	133%	108.9	88.4	23%
Physical contracts	32.5	36.3	(10)%	97.7	74.2	32%
Interest / fees earned on client balances	4.2	1.9	121%	9.7	12.6	(23)%
Other	5.2	4.6	13%	16.0	14.8	8%
	$152.2	$104.3	46%	$402.1	$323.7	24%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	7,882	6,674	18%	23,885	22,492	6%
Listed derivatives, average rate per contract (1)	$7.44	$5.51	35%	$6.77	$5.31	27%
Average client equity - listed derivatives (millions)	$1,780	$1,118	59%	$1,600	$989	62%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	771	540	43%	1,889	1,638	15%
OTC derivatives, average rate per contract	$64.17	$39.23	64%	$57.27	$53.62	7%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	82.5	93.3	(12)%	260.3	215.3	21%
Commission and clearing fees	60.6	51.2	18%	190.1	156.9	21%
Consulting, management and account fees	4.3	4.5	(4)%	13.8	18.9	(27)%
Interest income	25.6	20.8	23%	65.9	96.8	(32)%
Total revenues	173.0	169.8	2%	530.1	487.9	9%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	173.0	169.8	2%	530.1	487.9	9%
Transaction-based clearing expenses	43.5	43.0	1%	140.6	127.8	10%
Introducing broker commissions	7.2	4.2	71%	22.6	13.5	67%
Interest expense	11.2	9.5	18%	26.7	63.8	(58)%
Net operating revenues	111.1	113.1	(2)%	340.2	282.8	20%
Variable direct compensation and benefits	41.2	35.8	15%	127.9	87.0	47%
Net contribution	69.9	77.3	(10)%	212.3	195.8	8%
Fixed compensation and benefits	10.5	12.6	(17)%	34.9	34.5	1%
Other fixed expenses	12.5	8.5	47%	33.6	28.1	20%
Bad debts	0.4	2.4	(83)%	0.5	2.7	(81)%
Non-variable direct expenses	23.4	23.5	—%	69.0	65.3	6%
Segment income	$46.5	$53.8	(14)%	$143.3	$130.5	10%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Listed derivatives	$41.2	$35.4	16%	$128.1	$112.2	14%
OTC derivatives	—	0.1	(100)%	0.1	0.2	(50)%
Securities	112.5	117.4	(4)%	350.0	296.4	18%
FX contracts	3.7	4.8	(23)%	12.2	18.3	(33)%
Interest / fees earned on client balances	2.5	2.4	4%	7.5	23.9	(69)%
Other	13.1	9.7	35%	32.2	36.9	(13)%
	$173.0	$169.8	2%	$530.1	$487.9	9%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	27,874	30,954	(10)%	86,212	96,807	(11)%
Listed derivatives, average rate per contract (1)	$1.42	$1.11	28%	$1.44	$1.12	29%
Average client equity - listed derivatives (millions)	$2,188	$1,908	15%	$2,135	$1,588	34%
Securities ADV (millions)	$2,901	$1,765	64%	$2,687	$1,746	54%
Securities RPM (2)	$603	$1,040	(42)%	$681	$883	(23)%
Average money market / FDIC sweep client balances (millions)	$1,611	$1,261	28%	$1,431	$1,066	34%
FX contracts ADV (millions)	$1,412	$897	57%	$1,477	$1,354	9%
FX contracts RPM	$40	$84	(52)%	$43	$73	(41)%

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Retail

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$470.0	$60.0	683%	$994.3	$209.3	375%
Principal gains, net	45.4	—	n/m	163.9	0.2	n/m
Commission and clearing fees	14.7	11.4	29%	44.4	37.0	20%
Consulting, management and account fees	10.8	7.6	42%	33.1	25.1	32%
Interest income	0.3	0.1	200%	1.2	0.3	300%
Total revenues	541.2	79.1	584%	1,236.9	271.9	355%
Cost of sales of physical commodities	463.5	57.0	713%	975.3	200.4	387%
Operating revenues	77.7	22.1	252%	261.6	71.5	266%
Transaction-based clearing expenses	7.7	0.7	1,000%	20.4	2.0	920%
Introducing broker commissions	23.8	14.7	62%	71.6	48.2	49%
Interest expense	0.3	—	n/m	0.9	—	n/m
Net operating revenues	45.9	6.7	585%	168.7	21.3	692%
Variable direct compensation and benefits	4.0	0.5	700%	12.7	1.2	958%
Net contribution	41.9	6.2	576%	156.0	20.1	676%
Fixed compensation and benefits	13.9	1.0	1,290%	39.0	3.0	1,200%
Other fixed expenses	22.3	1.4	1,493%	60.5	3.4	1,679%
Bad debts	(0.3)	—	n/m	0.6	—	n/m
Non-variable direct expenses	35.9	2.4	1,396%	100.1	6.4	1,464%
Segment income	$6.0	$3.8	58%	$55.9	$13.7	308%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Securities	$24.6	$18.8	31%	$71.5	$61.1	17%
FX / CFD contracts	48.1	—	n/m	174.1	—	n/m
Physical contracts	4.7	3.0	57%	12.8	9.0	42%
Interest / fees earned on client balances	0.3	0.3	—%	0.9	1.4	(36)%
Other	—	—	—%	2.3	—	n/m
	$77.7	$22.1	252%	$261.6	$71.5	266%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions) (1)	$8,238	$—	n/m	$9,013	$—	n/m
FX / CFD contracts RPM	$90	$—	n/m	$101	$—	n/m

(1)	The ADV for the three and nine months ended June 30, 2021 includes the ADV of Gain, which was acquired effective August 1, 2020.

Global Payments

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	32.7	25.9	26%	96.9	83.4	16%
Commission and clearing fees	1.3	0.9	44%	3.8	2.9	31%
Consulting, management, account fees	1.0	0.6	67%	2.2	1.9	16%
Interest income	—	—	—%	—	—	—%
Total revenues	35.0	27.4	28%	102.9	88.2	17%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	35.0	27.4	28%	102.9	88.2	17%
Transaction-based clearing expenses	1.8	1.2	50%	4.9	3.9	26%
Introducing broker commissions	0.1	0.1	—%	0.4	0.4	—%
Interest expense	—	0.1	(100)%	0.1	0.1	—%
Net operating revenues	33.1	26.0	27%	97.5	83.8	16%
Variable compensation and benefits	6.6	5.1	29%	19.2	16.5	16%
Net contribution	26.5	20.9	27%	78.3	67.3	16%
Fixed compensation and benefits	3.6	3.1	16%	10.7	8.7	23%
Other fixed expenses	2.6	1.9	37%	7.5	6.6	14%
Bad debts	—	—	—%	—	—	—%
Total non-variable direct expenses	6.2	5.0	24%	18.2	15.3	19%
Segment income	$20.3	$15.9	28%	$60.1	$52.0	16%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Payments	$34.1	$26.8	27%	$100.5	$86.2	17%
Other	0.9	0.6	50%	2.4	2.0	20%
	$35.0	$27.4	28%	$102.9	$88.2	17%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$55	$40	38%	$53	$46	15%
Global Payments RPM	$9,786	$10,650	(8)%	$10,041	$9,957	1%

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments above.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Compensation and benefits:
Variable compensation and benefits	$11.6	$8.9	30%	29.7	25.2	18%
Fixed compensation and benefits	29.1	20.6	41%	86.4	62.3	39%
	40.7	29.5	38%	116.1	87.5	33%
Other expenses:
Occupancy and equipment rental	9.2	5.3	74%	25.0	15.2	64%
Non-trading technology and support	6.2	5.3	17%	22.0	14.7	50%
Professional fees	4.9	5.3	(8)%	15.8	13.2	20%
Depreciation and amortization	4.7	4.1	15%	13.1	11.8	11%
Communications	1.5	1.5	—%	4.8	4.2	14%
Selling and marketing	0.4	0.4	—%	1.0	3.8	(74)%
Trading systems and market information	0.9	0.9	—%	2.5	2.1	19%
Travel and business development	0.5	0.2	150%	1.2	2.2	(45)%
Other	4.7	4.7	—%	16.4	11.7	40%
	33.0	27.7	19%	101.8	78.9	29%
Total compensation and other expenses	$73.7	$57.2	29%	$217.9	$166.4	31%
Total unallocated costs and other expenses increased $16.5 million to $73.7 million in the three months ended June 30, 2021 compared to $57.2 million in the three months ended June 30, 2020. Compensation and benefits increased $11.2 million, or 38%, to $40.7 million in the three months ended June 30, 2021 compared to $29.5 million in the three months ended June 30, 2020, principally due to the Gain acquisition in the fourth quarter of fiscal 2020. Fixed compensation and benefits during the three months ended June 30, 2021 include severance costs of $3.2 million, principally due to the departure of certain senior officers. During the three months ended June 30, 2020, severance costs were $0.7 million.
Administrative headcount increased 26% compared to June 2020, principally due to incremental employees as a result of acquisitions. The headcount increases span across all administrative departments, most notably IT, accounting and compliance. Other non-compensation expenses increased $5.3 million, or 19%, to $33.0 million in the three months ended June 30, 2021 compared to $27.7 million in the three months ended June 30, 2020 principally due to the increase in occupancy and equipment rental related to additional leased office space.

Balance Sheet Summary
The following table below provides a summary of asset, liability, and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	June 30, 2021	September 30, 2020
Summary asset information:
Cash and cash equivalents	$1,075.6	$952.6
Cash, securities and other assets segregated under federal and other regulations	$2,325.5	$1,920.2
Securities purchased under agreements to resell	$2,027.2	$1,696.2
Securities borrowed	$1,697.3	$1,440.0
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$4,617.7	$3,629.9
Receivables from clients, net and notes receivable, net	$623.9	$413.1
Financial instruments owned, at fair value	$3,467.2	$2,727.7
Physical commodities inventory, net	$484.8	$281.1
Property and equipment, net	$91.1	$62.1
Operating right of use assets	$129.9	$101.5
Goodwill and intangible assets, net	$98.7	$109.5
Other	$160.9	$141.0

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$302.7	$272.6
Operating lease liabilities	$151.7	$118.7
Payables to clients	$7,177.7	$5,689.0
Payables to broker-dealers, clearing organizations and counterparties	$375.5	$537.5
Payables to lenders under loans	$273.7	$268.1
Senior secured borrowings, net	$508.7	$515.5
Income taxes payable	$16.3	$22.6
Securities sold under agreements to repurchase	$3,627.6	$3,155.5
Securities loaned	$1,700.3	$1,441.9
Financial instruments sold, not yet purchased, at fair value	$1,764.2	$686.0
Stockholders’ equity	$901.4	$767.5

Common stock outstanding - shares	19,859,899	19,376,594
Net asset value per share	$45.39	$39.61

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Tuesday, August 10, 2021 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call by dialing 1-844-466-4112 (within the United States and Canada), or 1-408-337-0136 (international callers) approximately ten minutes prior to the start time.
A replay of the call will be available at https://www.stonex.com approximately two hours after the call has ended and will be available through August 17, 2021. To access the replay, dial 1-855-859-2056 (within the United States and Canada), or 1-404-537-3406 (international callers) and enter the replay passcode 2192607.
About StoneX Group Inc.
StoneX Group Inc. (formerly INTL FCStone Inc.), through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its over 3,000 employees serve more than 35,000 commercial and institutional clients, and more than 340,000 active retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G